UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 23, 2014
Date of Report (Date of earliest event reported)

MINDESTA INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

429 Kent Street unit 112, Ottawa, Ontario, Canada K2P 2B4.
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e -4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2014 the Company’s Board of Directors appointed Lucie Letellier as the Company’s Chief Financial Officer.

Ms. Letellier is a financial professional with specialization in finance and accounting. She has 25 years experience as a senior accountant in the office of a Chartered Professional Accountant. Her skills include financial reporting, tax compliance, corporate governance and securities laws financial reporting compliance. .

She currently serves as the chief financial officer of Crestwell Resources Inc. In addition, since 2013 she has provided accounting services on a contract basis.

Prior thereto, she operated her own business.

Beginning in 2010 and continuing for two years as the Controller of Acculift Flooring Corp.

From 2005 to 2009 Ms. Letellier served as the Chief Financial Officer of Paramount Gold and Silver Corp. (NYSE/TSX: PZG) having contributed to the development of the company from a private enterprise through private capital formation and two public listings overseeing $30 million in equity financing.

During this time she also served as the treasurer for Wind Works Power Corp., f/k/a Ammex Gold Corp.

Ms. Letellier will be issued 5 million shares of the Company’s common stock in consideration for assuming the role as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mindesta Inc.

Dated November 26, 2014	By:	/s/ Pankaj Modi

Dr. Pankaj Modi
Chief Executive Officer